EXHIBIT 99(iv)

ReliaBrand® Announces Walmart® Canada Chain-Wide Distribution

KELOWNA, BC, Oct 11, 2013 (Marketwired via COMTEX) -- ReliaBrand Inc. (OTCBB: RLIA) (OTCQB: RLIA) announced today Walmart® Canada will be the exclusive chain-wide national retailer of the Adiri® NxGen® Nurser in Canada in 2014. After successful initial testing of the full line of Adiri® NxGen® Nursers in 150 selected Walmart® stores across Canada, ReliaBrand® was approved as a chain-wide inline supplier beginning January, 2014. In addition, ReliaBrand will be replenishing the inventory in the select Walmart® stores on a regular basis until the January, 2014 transition has been made. Currently many of the select stores have sold out of the initial Adiri® NxGen® Nursers. Replenishments to Walmart® Distribution Centers began last week and the Adiri® NxGen® Nursers will begin to appear again in the select Walmart® stores over the next few weeks.

"We are very excited to continue to partner with Walmart® Canada for the Adiri® product line," said ReliaBrand CEO Antal Markus. "We know Canadian moms prefer shopping at Walmart® because they can find the best new products at the best prices. Coupled with their national reach, Walmart® was our clear first choice as a partner from the very beginning. Having now had the opportunity to work together with the incredible team at Walmart® in Canada during this initial test, we are even more excited to expand our reach chain-wide to offer consumers across Canada the Adiri® NxGen® conveniently located at any one of the 388 Walmart® retail store in 2014."

The NxGen® bottles are a 2012 introduced version of the patented Adiri® Nurser's and feature new 5.5 ounce Newborn and the 9.5 ounce infant sizes in new colours. The new Adiri® NxGen® offering also includes replaceable nipples in varying flow rates to accommodate all the infant feeding transitional stages. The full line of Adiri® products, including its Sippy cups, teething rings, pacifiers and other unique Adiri® accessories will be also be featured on Walmart® Canada's "dot.com" site (Walmart.ca). The on-line Adiri® Walmart® Canada offering will also be promoted by Walmart.ca through its 'Baby Registry' and other planned distinctive initiatives.

"We first met Walmart® Canada at the 2012 ABC Kids Expo and it was from this initial meeting the opportunity to have such an incredible retail launch partner in Canada for Adiri® developed," stated ReliaBrand CEO Antal Markus. "We head into the 2013 ABC Kids Expo next week with our new Adiri® MD+ Nurser in hand and a new focus on developing relationships with national and large regional USA and international retail store chains. We have worked hard to ensure the 2013 ABC Kids Expo will lead to new relationships in key target markets that are as fruitful and beneficial as our 2012 meeting at the Expo with Walmart® in Canada has proven to be thus far."

About ReliaBrand and Adiri® Located in Kelowna, B.C. Canada, ReliaBrand® is a publicly traded company listed on the OTC Bulletin Board listed under the "RLIA" trading symbol. ReliaBrand owns and manufactures the Adiri® brand of infant feeding products. Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. http://www.reliabrand.com

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.
SOURCE: ReliaBrand, Inc.